                    SECURITY BENEFIT LIFE INSURANCE COMPANY

                  A MUTUAL COMPANY/FOUNDED IN 1892/TOPEKA, KS

              FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT

THE COMPANY'S PROMISE

In  consideration  for  the  Purchase  Payments  and the  attached  application,
Security Benefit Life Insurance Company (the "Company") will pay the benefits of this Contract according to its provisions.

LEGAL CONTRACT

PLEASE READ YOUR CONTRACT  CAREFULLY.  It is a legal Contract  between the Owner and the Company. The Contract's table of contents is on page 2.

FREE LOOK PERIOD-RIGHT TO CANCEL

IF FOR ANY REASON THE OWNER IS NOT SATISFIED WITH THIS  CONTRACT,  HE OR SHE MAY
RETURN IT TO THE  COMPANY  WITHIN 10 DAYS  FROM THE DATE OF  RECEIPT.  IT MAY BE
RETURNED BY DELIVERING OR MAILING IT TO THE COMPANY. IF RETURNED,  THIS CONTRACT
SHALL BE DEEMED  VOID FROM THE  CONTRACT  DATE.  THE  COMPANY  WILL  REFUND  ANY
PURCHASE  PAYMENTS  MADE AND  ALLOCATED  TO THE FIXED  ACCOUNT  AND WILL  REFUND
SEPARATE  ACCOUNT  CONTRACT VALUE AS OF THE DATE THE RETURNED POLICY IS RECEIVED
BY THE COMPANY.

Signed for Security Benefit Life Insurance Company on the Contract Date.

ROGER K. VIOLA                                      HOWARD R. FRICKE
 Secretary                                              President

                      A BRIEF DESCRIPTION OF THIS CONTRACT
This is a  FLEXIBLE  PREMIUM  DEFERRED VARIABLE ANNUITY CONTRACT.

*Purchase  Payments  may be made until the earlier of the Annuity  Start Date or termination  of the Contract.

*A Death  Benefit may be paid prior to the Annuity Start Date according to the
 Contract provisions.

*Annuity  Payments begin on the Annuity Start Date using the method specified in this Contract.

*This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,  WHEN BASED ON THE INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN
ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.  THERE ARE NO
GUARANTEED  MINIMUM  PAYMENTS OR CASH VALUES.  (SEE "CONTRACT  VALUE AND EXPENSE
PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                   [SBL LOGO]
                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                 700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461

Form V6025 (1-97)

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                               TABLE OF CONTENTS
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                                                                          Page

CONTRACT SPECIFICATIONS ..............................................         3
DEFINITIONS ..........................................................       4-6
GENERAL PROVISIONS ...................................................       7,8

PURCHASE PAYMENT PROVISIONS ..........................................     9, 10

CONTRACT VALUE AND EXPENSE PROVISIONS ................................     10-12

WITHDRAWAL PROVISIONS ................................................     12-14

DEATH BENEFIT PROVISIONS .............................................    14, 15
  Death Benefit ......................................................    14, 15
  Proof of Death .....................................................        15
  Distribution Rules .................................................        15

ANNUITY PAYMENT PROVISIONS ...........................................     15-18

ANNUITY TABLES .......................................................    19, 20

AMENDMENTS OR ENDORSEMENTS, IF ANY

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                    VARIABLE ANNUITY CONTRACT SPECIFICATIONS
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OWNER NAME:  John A Doe                      CONTRACT NUMBER:  Specimen

OWNER DATE OF BIRTH:  10-30-1953             CONTRACT DATE:  6-30-1997

JOINT OWNER NAME:  Mary K Doe                ISSUE DATE:  6-30-1997

JOINT OWNER DATE OF BIRTH:  7-18-1981        ANNUITY STATE DATE:  7-1-2052*

ANNUITANT NAME:  Betty M. Doe                PLAN:  Non-Qualified

ANNUITANT DATE OF BIRTH:  5-13-1987          ASSIGNMENT:  This Policy may be
                                             assigned.  See Assignment Provision
ANNUITANT'S SEX:  Female                     of your Policy.

PRIMARY BENEFICIARY NAME:  Linda L. Doe

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INITIAL PURCHASE PAYMENT                  $25,000

MINIMUM SUBSEQUENT PURCHASE PAYMENTS      $500 ($50 pursuant to an automatic
                                          investment program)

MINIMUM SYSTEMATIC WITHDRAWAL             $100

MORTALITY AND EXPENSE RISK CHARGE         1.25% Annually (1.2% annually during
                                          Annuity Options 1-4, 7 and 8.)

ADMINISTRATION CHARGE                     .15% Annually (0% annually during
                                           Annuity Options 1-4, 7 and 8.)

WITHDRAWAL CHARGES:

  Contract Year of Withdrawal       1     2     3     4     5     6     7+
  Withdrawal Charge                 6%    6%    5%    4%    3%    2%    0%

FREE WITHDRAWAL PERCENTAGE                10%

GUARANTEED RATE                           3.00%

ANNUITY OPTION                            Life with 10-Year Fixed Period Option*

SUBACCOUNTS:
  1. Money Market                9. Main Street Growth and Income   17. Mid Cap Growth
  2. Diversified Income         10. Equity                          18. Global
  3. High Yield                 11. Large Cap Growth                19. International
  4. Global Strategic Income    12. Enhanced Index                  20. Technology
  5. Managed Asset Allocation   13. Capital Growth                  21. Small Cap Value
  6. Equity Income              14. Select 25                       22. Small Cap Growth
  7. Global Total Return        15. Social Awareness
  8. Large Cap Value            16. Mid Cap Value

METHOD FOR DEDUCTIONS:

   Deductions  for  Premium  Taxes,  and any  unallocated  partial  withdrawals, including Systematic Withdrawals, will be made sequentially from the Contract
   Value in descending order of the Subaccounts  listed above. The Fixed Account is the last  Account  charged.  The value of each  Account  will be  depleted before the next is charged.

*  The Owner may select the Annuity Start Date and the Annuity  Option. If no
   Annuity Start Date or Annuity Option is selected by the Owner, they will be assigned automatically.

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DEFINITIONS
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ACCOUNT

An Account is one of the Subaccounts or the Fixed Account.

ACCUMULATION UNIT

The Accumulation  Unit is a unit of measure.  It is used to compute the Separate
Account  Contract  Value  prior to the Annuity  Start  Date.  It is also used to compute the Variable  Annuity  Payments for Annuity  Options 5 and 6.

ANNUITANT

The  Annuitant  is the  person  named by the  Owner on  whose  life the  Annuity
Payments  depend for Annuity  Options 1 through 4 and 8. The Annuitant  receives
Annuity Payments under this Contract.  Please see "Annuitant" provisions on page
9.

ANNUITY OPTION

An Annuity Option is a set of provisions  that form the basis for making Annuity
Payments.  The Annuity Option is set prior to the Annuity Start Date. Please see
"Annuity Options" on page 18.

ANNUITY START DATE

The Annuity  Start Date is the date on which  Annuity  Payments are scheduled to begin. This date may be changed by the Owner. The Annuity Start Date is shown on
Page 3. Please see "Annuity Start Date" on page 15.

ANNUITY UNIT

The Annuity Unit is a unit of measure used to compute  Variable Annuity Payments for Annuity Options 1 through 4, 7 and 8.

AUTOMATIC INVESTMENT PROGRAM

A program pursuant to which Purchase  Payments are  automatically  paid from the
Owner's bank account on a specified day of the month,  on a monthly,  quarterly, semiannual or annual basis.

AUTOMATIC TRANSFERS

Automatic  Transfers are Transfers  among the Subaccounts and the Fixed Account.
Such Transfers are made  automatically on a periodic basis by the Company at the written  request of the Owner.  The Company  reserves the right to  discontinue, modify or suspend Automatic Transfers.

COMPANY

The Company is Security Benefit Life Insurance Company,  700 SW Harrison Street,
Topeka, Kansas 66636-0001.

CONTRACT ANNIVERSARY

A Contract  Anniversary is a 12-month  anniversary of the Contract Date.

CONTRACT DATE

The Contract Date is the date the Contract begins. The Contract Date is shown on page 3.

CONTRACT YEAR

Contract Years are measured from the Contract Date.

CURRENT INTEREST

The Company may in its discretion pay Current Interest on the Fixed Account at a rate that exceeds the Guaranteed  Rate shown on page 3. The Company will declare the rate of Current Interest, if any, from time to time.

DESIGNATED BENEFICIARY

Upon the death of the Owner or Joint Owner,  the Designated  Beneficiary will be the first  person  on the  following  list who is alive on the date of death:

1. Owner;
2. Joint Owner;
3. Primary Beneficiary;
4. Secondary Beneficiary;
5. Annuitant; and
6. the Owner's estate if no one listed above alive.

The Designated  Beneficiary receives a death benefit upon the death of the Owner prior  to  the  Annuity  Start  Date.  Please  see  "Ownership,  Annuitant,  and
Beneficiary Provisions" on page 9 and "Death Benefit Provisions" on pages 14 and
15.

FIXED ACCOUNT

The Fixed Account is part of the Company's general account.  The Company manages the general account and guarantees that it will credit interest on Fixed Account
Contract  Value at an annual rate at least equal to the  Guaranteed  Rate.  This
Rate is shown on page 3.

GUARANTEE PERIOD

Current  Interest,  if  declared,  is fixed for  rolling  periods of one or more years, referred to as Guarantee Periods. The Company may offer Guarantee Periods of different  durations.  The Guarantee Period that applies to any Fixed Account
Contract  Value:  1) starts on the date that such Contract Value is allocated to the Fixed Account  pursuant to: (a) a Purchase  Payment Received by the Company;
or (b) a Transfer to the Fixed Account;  and 2) ends on the last day of the same month in the year in which the  Guarantee  Period  expires.  When any  Guarantee
Period  expires,  a new Guarantee  Period shall start for such Contract Value on the date  that  follows  such  expiration  date.  Such  period  shall end on the immediately  preceding date in the year in which the Guarantee  Period  expires.
For example, assuming a one-year Guarantee Period, Contract Value transferred to the Fixed Account on June 1 would have a Guarantee  Period starting on that date and ending on June 30 of the  following  year. A new  Guarantee  Period for such
Contract  Value  would  start  on July 1 of that  year and end on June 30 of the following year.

HOME OFFICE

The address of the  Company's  Home Office is Security  Benefit  Life  Insurance
Company, 700 SW Harrison Street, Topeka, Kansas 66636-0001.

ISSUE DATE

The Issue Date is the date the Company uses to  determine  the date the Contract
becomes  incontestable.   The  Issue  Date  is  shown  on  Page  3.  Please  see
"Incontestability" on page 7.

JOINT OWNER

The Joint Owner,  if any,  shares an undivided  interest in the entire  Contract with the Owner.  The Joint Owner,  if any, is named on page 3. Please see "Joint
Ownership" provisions on page 9.

NONNATURAL PERSON

Any group or entity that is not a living person, such as a trust or corporation.

OWNER

The Owner is the person who possesses  all rights under the Contract.  The Owner is named on page 3. Please see "Ownership" provisions on page 9.

PREMIUM TAX

Any Premium Taxes levied by a state or other governmental entity will be charged against this Contract.  When Premium Tax is assessed after the Purchase  Payment is applied, it will be deducted as described on page 3.

PURCHASE PAYMENT

A Purchase Payment is money Received by the Company and applied to the Contract.

RECEIVED BY THE COMPANY

The phrase  "Received by the Company" means receipt by the Company in good order at its Home Office, (700) SW Harrison Street, Topeka, Kansas 66636-0001.

SEPARATE ACCOUNT

Variable  Annuity  Account VIII (the "Separate  Account") is a separate  account established and maintained by the Company under Kansas law. The Separate Account is registered with the Securities and Exchange  Commission  under the Investment
Company  Act of 1940  as a Unit  Investment  Trust.  It was  established  by the
Company to support  variable annuity  contracts.  The Company owns the assets of the  Separate  Account and  maintains  them apart from the assets of its general account and its other separate accounts. The assets held in the Separate Account equal to the  reserves  and  other  Contract  liabilities  with  respect  to the
Separate  Account may not be charged  with  liabilities  arising  from any other business the Company may conduct.

Income and realized and unrealized  gains and losses from assets in the Separate
Account are credited to, or charged against, the Separate Account without regard to the income,  gains or losses from the Company's  general account or its other separate  accounts.  The Separate Account is divided into  Subaccounts  shown on page 3. Income and realized and unrealized  gains and losses from assets in each
Subaccount are credited to, or charged against, the Subaccount without regard to income,  gains or losses in the other Subaccounts.  The Company has the right to transfer to its general  account any assets of the Separate  Account that are in excess of the  reserves  and other  Contract  liabilities  with  respect  to the
Separate  Account.  The value of the  assets  in the  Separate  Account  on each
Valuation Date are determined at the end of each Valuation Date.

SUBACCOUNT NET ASSET VALUE

The Subaccount Net Asset Value is equal to: 1) the net asset value of all shares of the underlying mutual fund held by the Subaccount;  plus 2) any cash or other assets; less 3) all liabilities of the Subaccount.

SUBACCOUNTS

The  Separate  Account is divided  into  Subaccounts  which  invest in shares of mutual  funds.  Each  Subaccount  may invest  its assets in a separate  class or series of a designated  mutual fund or funds.  The Subaccounts are shown on page
3. Subject to the regulatory  requirements  then in force,  the Company reserves the right to:

1. change or add designated mutual fund or other investment vehicles.
2. add, remove or combine Subaccounts.
3. add, delete or make  substitutions  for securities that are held or purchased by the Separate Account or any Subaccount.
4. operate the Separate Account as a management investment company.
5. combine the assets of the Separate  Account with other  Separate  Accounts of the Company or an affiliate thereof.
6. restrict or eliminate any voting rights of the Owner with respect to the
   Separate Account or other persons who have voting rights as to the Separate
   Account; and
7. terminate and liquidate any Subaccount.

If any of these changes result in a material change to the Separate Account or a
Subaccount,  the Company  will notify the Owner of the change.  The Company will not change the  investment  policy of any  Subaccount  in any  material  respect without  complying  with  the  filing  and  other  procedures  of the  insurance regulators  of the state of  issue.

VALUATION DATE

A Valuation  Date is each day the New York Stock Exchange and the Company's Home
Office are open for  business.

VALUATION PERIOD

A Valuation  Period is the interval of time from one Valuation  Date to the next
Valuation Date.

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GENERAL PROVISIONS
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THE CONTRACT

The entire Contract between the Owner and the Company consists of this Contract, the attached  Application,  and any  Amendments,  Endorsements  or Riders to the
Contract.  All statements made in the Application will, in the absence of fraud, as ruled by a court of competent jurisdiction, be deemed representations and not warranties.  The Company will use no statement made by or on behalf of the Owner or the Annuitant to void this Contract unless it is in the written  Application.
Any  change in the  Contract  can be made only with the  written  consent of the
President,  a Vice  President,  or the  Secretary of the Company.

The Purchase  Payment(s) and the Application  must be acceptable to the Company under its rules and practices. If they are not, the Company's liability shall be limited to a return of the Purchase Payment(s).

COMPLIANCE

The  Company  reserves  the right to make any change to the  provisions  of this
Contract  to comply  with or give the Owner the  benefit of any federal or state statute, rule or regulation.  This includes, but is not limited to, requirements for annuity  contracts under the Internal Revenue Code or the laws of any state.
The Company  will provide the Owner with a copy of any such change and will also file such a change with the insurance regulatory officials of the state in which the Contract is delivered.

MISSTATEMENT OF AGE AND SEX

If the  age or sex of the  Annuitant  has  been  misstated,  payments  shall  be adjusted,  when allowed by law, to the amount which would have been provided for the correct age or sex.  Proof of the age of an Annuitant may be required at any time, in a form suitable to the Company.  If payments have already commenced and the misstatement  has caused an  underpayment,  the full amount due will be paid with the next scheduled payment.  If the misstatement has caused an overpayment, the amount due will be deducted from one or more future payments.

EVIDENCE OF SURVIVAL

When any payments under this Contract depend on the payee being alive on a given date, proof that the payee is living may be required by the Company.  Such proof must be in a form accepted by the Company,  and may be required  prior to making the payments.

INCONTESTABILITY

This  Contract  will not be  contested  after it has been in force for two years from the Issue Date during the life of the Owner.

ASSIGNMENT

Please refer to page 3 to see if this  Contract  may be  assigned.  If it may be assigned,  no Assignment  under this Contract is binding unless  Received by the
Company in writing.  The Company  assumes no  responsibility  for the  validity, legality, or tax status of any Assignment. The Assignment will be subject to any payment  made or other  action  taken by the Company  before the  Assignment  is
Received by the  Company.  Once filed,  the rights of the Owner,  Annuitant  and
Beneficiary  are  subject  to the  Assignment.  Any claim is subject to proof of interest of the assignee.

TRANSFERS

The Owner may Transfer  Contract  Value among the Fixed Account and  Subaccounts subject to the following.

Transfers are not allowed  within 30 days of the Annuity  Start Date.  After the
Annuity  Start  Date,  for  Annuity  Options 1 through 4, 7 and 8, the Owner may
Transfer Contract Value only among Subaccounts.

The  Company  reserves  the right to: 1) limit the amount that may be subject to
Transfer to $1,000,000 per Transfer without Home Office  approval;  2) limit the number of Transfers allowed each Contract Year to 14; and 3) suspend  Transfers.
Transfers must be at least $500.00 or, if less:  (i) the remaining  balance in a
Subaccount,  or (ii) the amount of Fixed  Account  Contract  Value the Guarantee
Period of which expires in the calendar month in which the Transfer is effected.

Contract  Value may be  transferred  from the Fixed  Account only: 1) during the calendar month in which the applicable  Guarantee Period expires; 2) pursuant to an Automatic Transfer.  Transfers of Fixed Account Contract Value shall be made:
1) first  from  Fixed  Account  Contract  Value for which the  Guarantee  Period expires during the calendar month in which the Transfer is effected;  2) then in the order that starts with Fixed  Account  Contract  Value which has the longest amount of time before its Guarantee Period expires;  and 3) ends with that which has the least amount of time before its Guarantee Period expires.

The  Company  will  effect a Transfer to or from a  Subaccount  on the basis of
Accumulation  Unit Value (or Annuity  Unit Value)  determined  at the end of the
Valuation  Period in which the Transfer is  effected.  The Company will effect a
Transfer from the Fixed Account on the basis of Fixed Account  Contract Value at the end of the Valuation Period in which the Transfer is effected.

The Company  reserves the right to delay Transfers from the Fixed Account for up to 6 months as required  by most  states.  The Company  will notify you if there will be a delay.

CLAIMS OF CREDITORS

The Contract  Value and other  benefits  under this Contract are exempt from the claims of creditors of the Owner to the extent allowed by law.

NONFORFEITURE VALUES

The Death  Benefits,  Withdrawal  Values and Annuity Payout Values will at least equal the  minimum  required  by law.

PARTICIPATION

The Company is a mutual life insurance company.  Therefore, it pays dividends on some of its contracts.  However, the Company does not expect dividends to become payable on this  Contract.  At the end of each  Contract  Year the Company  will determine the Contract's  dividend,  if any. The Owner may choose to have it: 1)
added to the  Contract  Value;  or 2) paid in cash.  If no choice  is made,  any dividend will be added to the Contract Value.

STATEMENTS

At least once each Contract  Year the Owner shall be sent a statement  including the current Contract Value and any other information  required by law. The Owner may send a written request for a statement at other  intervals.  The Company may charge a reasonable fee for such statements.

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OWNERSHIP, ANNUITANT AND BENEFICIARY PROVISIONS
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OWNERSHIP

During the Owner's lifetime, all rights and privileges under the Contract may be exercised only by the Owner.  If the purchaser  names someone other than himself or herself as Owner,  the purchaser has no rights in the Contract.  No Owner may be older than age 90 on the Contract Date.

JOINT OWNERSHIP

If a Joint  Owner is named in the  application,  then the Owner and Joint  Owner share an undivided  interest in the entire Contract as joint tenants with rights of survivorship. When an Owner and Joint Owner have been named, the Company will honor only requests for changes and the exercise of other Ownership  rights made by both the Owner and Joint Owner.  When a Joint Owner is named,  all references to "Owner"  throughout  this Contract should be construed to mean both the Owner and Joint Owner, except for the "Statements"  provision on page 8 and the "Death
Benefit Provisions" on pages 14 and 15.

ANNUITANT

The  Annuitant is named on page 3. The Owner may change the  Annuitant  prior to the Annuity Start Date.  The request for this change must be made in writing and
Received  by the Company at least 30 days prior to the  Annuity  Start Date.  No
Annuitant may be named who is more than 90 years old on the Contract Date.  When the Annuitant  dies prior to the Annuity  Start Date,  the Owner must name a new
Annuitant within 30 days or, if sooner,  by the Annuity Start Date, except where the Owner is a Nonnatural  Person.  If a new  Annuitant is not named,  the Owner becomes the Annuitant.

PRIMARY AND SECONDARY BENEFICIAIRES

The Primary Beneficiary is named on page 3. The Owner may change any Beneficiary as  described in  "Ownership  and  Beneficiary  Changes"  below.  If the Primary
Beneficiary  dies prior to the Owner,  the  Secondary  Beneficiary  becomes  the
Primary Beneficiary.  Unless the Owner directs otherwise,  when there are two or more Primary Beneficiaries, they will receive equal shares.

OWNERSHIP AND BENEFICIARY CHANGES

Subject to the terms of any existing Assignment, the Owner may name a new Owner, a new Primary  Beneficiary  or a new  Secondary  Beneficiary.  Any new choice of
Owner,  Primary  Beneficiary  or  Secondary  Beneficiary  will  revoke any prior choice.  Any change must be made in writing and recorded at the Home Office. The change  will  become  effective  as of the date the  written  request is signed, whether  or not the Owner is living at the time the  change is  recorded.  A new choice of Primary  Beneficiary  or Secondary  Beneficiary  will not apply to any payment made or action taken by the Company  prior to the time it was  recorded.
The Company may require the  Contract be returned so these  changes may be made.

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PURCHASE PAYMENT PROVISIONS
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FLEXIBLE PURCHASE PAYMENTS

The Contract becomes in force when the initial Purchase Payment is applied.  The
Owner is not required to continue  Purchase  Payments in the amount or frequency originally  planned.  The Owner  may:  1)  increase  or  decrease  the amount of
Purchase Payments, subject to any Contract limits; or 2) change the frequency of
Purchase Payments. A change in frequency or amount of Purchase Payments does not require a written request.

PURCHASE PAYMENT LIMITATIONS

Purchase  Payments  exceeding $1,000,000  will not be accepted  without prior approval by the Company. The Minimum Subsequent Purchase Payment amount is shown on page 3.

PURCHASE PAYMENT ALLOCATION

Purchase  Payments may be allocated among the Fixed Account and the Subaccounts.
Purchase Payments will be allocated according to the Owner's instructions in the
Application or more recent  instructions,  if any. Each  allocation to the Fixed
Account and the  Subaccounts  must be at least 1% of the Purchase  Payment.  The allocations must be whole percentage  amounts and must total 100%. The Owner may change the allocations by written notice to the Company.

PLACE OF PAYMENT

All Purchase  Payments  under this Contract are to be paid to the Company at its
Home Office. Purchase Payments after the initial Purchase Payment are applied as of the end of the  Valuation  Period  during  which  they  are  Received  by the
Company.

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CONTRACT VALUE AND EXPENSE PROVISIONS
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CONTRACT VALUE

On any  Valuation  Date,  the  Contract  Value is the sum of:  (1) the  Separate
Account  Contract Value;  and (2) the Fixed Account  Contract Value. At any time after the first  Contract  Year and before the Annuity  Start Date,  the Company reserves the right to pay to the Owner the Contract Value as a lump sum if it is below $5,000.

FIXED ACCOUNT CONTRACT VALUE

On any Valuation  Date,  the Fixed Account  Contract Value is equal to the first
Purchase Payment allocated under the Contract to the Fixed Account.

PLUS:

1. any  other Purchase  Payments  allocated  under  the  Contract  to the Fixed
   Account.

2. any Transfers from the Separate  Account to the Fixed  Account;  and

3. any interest credited to the Fixed Account.

LESS:

1. any Withdrawals  and applicable  Withdrawal  Charges  deducted from the Fixed
   Account;

2. any Transfers from the Fixed Account to the Separate Account;

3. any applicable  Premium Taxes;

4. any Fixed Account Contract Value which is applied to any of Annuity Options 1 through 4, 7 and 8; and

5. any Annuity Payments made under Annuity Options 5 and 6.

FIXED ACCOUNT INTEREST CREDITING

The Company shall credit  interest on Fixed Account  Contract Value at an annual rate at least equal to the  Guaranteed  Rate shown on page 3. Also,  the Company may in its sole  judgment  credit  Current  Interest  at a rate in excess of the
Guaranteed  Rate.  The rate of Current  Interest,  if  declared,  shall be fixed during the Guarantee  Period.  Fixed Account  Contract  Value shall earn Current
Interest  during  each  Guarantee  Period at the rate,  if any,  declared by the
Company on the first day of the Guarantee Period.

The Company may credit Current Interest on Contract Value that was allocated or transferred  to the Fixed  Account  during one period at a  different  rate than amounts  allocated or transferred to the Fixed Account in another period.  Also, the  Company may credit  Current  Interest on Fixed  Account  Contract  Value at
different rates based upon the length of the Guarantee Period. Therefore, at any time,  portions of Fixed Account  Contract Value may be earning Current Interest at  different  rates  based upon the period  during  which  such  portions  were allocated or  transferred  to the Fixed  Account and the length of the Guarantee
Period.

SEPARATE ACCOUNT CONTRACT VALUE

On any Valuation  Date,  the Separate  Account  Contract Value is the sum of the
then current value of the  Accumulation  Units  allocated to each Subaccount for this Contract.

ACCUMULATION UNIT VALUE

The initial  Accumulation  Unit Value for each Subaccount was set at ($10).  The
Accumulation Unit Value for any subsequent  Valuation Date is equal to (1) times
(2) where:

1. is Accumulation  Unit  Value  determined  on the  immediately  preceding
   Valuation Date; and

2. is the Net Investment  Factor on the Valuation Date with respect to which the
   Accumulation  Unit Value is being  determined.

NET INVESTMENT FACTOR

The Net  Investment  Factor for any  Subaccount  as of the end of any  Valuation
Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

1. is equal to:

   a. the net asset value per share of the mutual  fund held in the  Subaccount, found as of the end of the current Valuation Period; plus

   b. the per share amount of any dividend or capital gain distributions paid by the  Subaccount's  underlying  mutual fund that is not included in the net asset value per share; plus or minus

   c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted  from the operation of the Separate  Account or the
      Subaccounts;  operations of the Company with respect to the  Contract;  or the payment of premiums or acquisition costs under the Contract.

2. is the net asset value per share of the Subaccount's  underlying  mutual fund as of the end of the prior Valuation  Period.

3. is a daily  factor  representing  the  Mortality  and Expense Risk Charge and
   Administration Charge which are deducted from the Separate Account.

Underlying  mutual  funds may  declare  dividends  on a daily basis and pay such dividends  once a  month.  The Net  Investment  Factor  allows  for the  monthly reinvestment of these daily dividends.  As described above, the gains and losses from each Subaccount are credited to or charged against the Subaccounts  without regard  to the  gains  or  losses  in the  Company  or other  Subaccounts.

The  Accumulation  Unit Value may increase or decrease from one Valuation Period to the next.

DETERMINING ACCUMULATION UNITS

The number of Accumulation  Units allocated to a Subaccount  under this Contract is found by dividing:  (1) the amount  allocated to the  Subaccount;  by (2) the
Accumulation Unit Value for the Subaccount as of the end of the Valuation Period
during  which  the  amount  is  applied  under  the  Contract.   The  number  of
Accumulation  Units allocated to a Subaccount under the Contract will not change as a  result  of  investment  experience.  Events  that  change  the  number  of
Accumulation Units are:

1. Purchase Payments that are applied to the Subaccount.

2. Contract Value that is Transferred into or out of the Subaccount.

3. Withdrawals and any applicable  Withdrawal Charges that are deducted from the
   Subaccount; and

4. Premium Taxes that are deducted from the Subaccount.

MORTALITY AND EXPENSE RISK CHARGE

The Company will deduct the  Mortality  and Expense Risk Charge shown on page 3.
This charge will be computed and deducted from each Subaccount on each Valuation
Date. This charge is factored into the Accumulation Unit and Annuity Unit Values on each Valuation Date.

PREMIUM TAX EXPENSE

The  Company  reserves  the  right to  deduct  Premium  Tax when due or any time thereafter.  Any applicable Premium Taxes will be allocated as described on page
3.

ADMINISTRATION CHARGE

The Company will deduct the  Administration  Charge shown on page 3. This charge will be computed and deducted from each  Subaccount on each Valuation Date. This charge is factored into the Accumulation Unit Value on each Valuation Date.

MUTUAL FUND EXPENSES

Each  Subaccount  invests in shares of a mutual  fund.  The net asset  value per share of each underlying fund reflects the deduction of any investment  advisory and administration  fees and other expenses of the fund. These fees and expenses are not deducted from the assets of a Subaccount, but are paid by the underlying funds. The Owner indirectly bears a pro rata share of such fees and expenses. An underlying  fund's fees and expenses are not  specified or fixed under the terms of this Contract.

--------------------------------------------------------------------------------
WITHDRAWAL PROVISIONS
--------------------------------------------------------------------------------

WITHDRAWALS

A full or partial  Withdrawal of Contract Value is allowed at any time while the
Owner is living.  This  provision is subject to any federal or state  Withdrawal restrictions.

Upon the  Owner's  request  for a full  Withdrawal,  the  Company  will pay the
Withdrawal Value in a lump sum, and the Contract will terminate.

All Withdrawals must meet the following conditions.

1.  The  request  for  Withdrawal  must be Received by the Company in writing or under other methods allowed by the Company, if any.

2.  The Owner must apply:  (a) while this Contract is in force; and (b) prior to the Annuity Start Date.

3.  The  amount  Withdrawn  must  be at  least  SCORE  ($500.00)  except  that a
    Withdrawal of less than $500.00 is allowed: (i) for Systematic  Withdrawals, as discussed on page 13, (ii) for Fixed Account Contract Value the Guarantee
    Period of which  expires  during the calendar  month of the  Withdrawal,  or
    (iii) when terminating the Contract.

A partial  Withdrawal  request  must state the  allocations  for  deducting  the
Withdrawal  from each  Account.  If no  allocation  is  specified,  the  partial
Withdrawal  will be deducted from the Accounts in the order described on page 3,
"Method for  Deductions."  Withdrawals of Fixed Account  Contract Value shall be made: (1) first from Fixed Account Contract Value for which the Guarantee Period expires during the calendar month in which the Withdrawal is effected;  (2) then in the order that starts with Fixed Account Contract Value which has the longest amount of time before its Guarantee Period expires; and (3) ends with that which has the least amount of time before its Guarantee Period expires.

WITHDRAWAL VALUE

The Withdrawal Value as of any Valuation Date will be: (1) the Contract Value on that date;  less (2) any Premium  Taxes due or paid by the Company;  and (3) any
Withdrawal Charges.

WITHDRAWAL CHARGES

If part or all of the Contract  Value is  Withdrawn,  Withdrawal  Charges may be
applied at the time of Withdrawal.  The Withdrawal Charge is applied to Purchase
Payments  withdrawn.  The amount of the charge is based on the Contract  Year in which the Withdrawal is made.  See the  Withdrawal  Charges shown on page 3. For the  purpose of  determining  the  Withdrawal  Charges,  Purchase  Payments  are
withdrawn before Earnings. The Withdrawal Charge will not be assessed against:

1.  any Free Withdrawal amounts;

2.  any Free Systematic Withdrawal amounts;

3.  any amounts remaining after all Purchase Payments are withdrawn;

4.  any Death Benefit;

5.  payments under Annuity Options 1 through 4, 7 and 8; or

6.  payments  under Annuity  Options 5 and 6 provided that Annuity  Payments are made for at least 5 years.

The Withdrawal  Charge will be assessed  against Contract Value allocated to the
Subaccounts  and the Fixed Account in the same  proportion as the  Withdrawal is allocated.

FREE WITHDRAWALS

A Free  Withdrawal  is a  Withdrawal  amount that is not  subject to  Withdrawal
Charges.  The  amount  of  Free  Withdrawal  available  in a  Contract  Year  is determined as follows. In the first Contract Year, it is equal to: (1)cumulative
Purchase  Payments  made  under  the  Contract;  times  (2) the Free  Withdrawal
Percentage  set forth on page 3; less (3) any Free  Withdrawals,  including  any
Free Systematic  Withdrawals,  made during the Contract Year. The amount of Free
Withdrawal available in subsequent Contract Years is equal to (1) Contract Value as of the first day of the current  Contract Year; times (2) the Free Withdrawal
Percentage;  less  (3) any  Free  Withdrawals,  including  any  Free  Systematic
Withdrawals,  made during the Contract Year. Unused Free Withdrawal  amounts are not carried from one Contract Year to the next.

SYSTEMATIC WITHDRAWALS

Systematic  Withdrawals are automatic periodic  Withdrawals from the Contract in substantially  equal amounts made while the Owner is living prior to the Annuity
Start Date. In order to start  Systematic  Withdrawals,  the Owner must make the request  in  writing.  Systematic  Withdrawals  are  subject  to any  applicable
Withdrawal  Charges,  except as discussed  under "Free  Systematic  Withdrawals"
below.  The  Minimum  Systematic  Withdrawal  is shown on page 3. The Owner must choose the type of payment and its frequency.  The Systematic Withdrawal request must state the allocations for deducting the Withdrawals  from each Account.  If no allocation is specified,  the Withdrawals  will be deducted from the Accounts in the order described on page 3, "Method for  Deductions." The payment type may be: (1) a percentage of Contract Value; (2) a specified  dollar amount;  (3) all earnings in the Contract; (4) over a fixed period of time; or (5) based upon the life  expectancy  of the  Owner or the  Owner  and a  Beneficiary.  The  payment frequency may be: (1) monthly; (2) quarterly; (3) semiannually; or (4) annually.
Systematic  Withdrawals  may be stopped  or  changed  by the Owner  upon  proper written  request  Received  by the  Company  at least 30 days in  advance of the requested date of termination or change. The Company reserves the right to stop, modify, suspend or charge a fee for Systematic Withdrawals at any time.

FREE SYSTEMATIC WITHDRAWALS

Free Systematic  Withdrawals are not subject to a Withdrawal  Charge. The amount of Free  Systematic  Withdrawals  available in a Contract  Year is determined as follows: the amount of Systematic  Withdrawals that, when combined with any Free
Withdrawals in the current  Contract Year,  does not exceed the Free  Withdrawal amount available in that Contract Year.

DATE OF REQUEST

The Company will effect a Withdrawal of Separate  Account  Contract Value on the
basis of  Accumulation  Unit  Value  determined  as of the end of the  Valuation
Period in which all the required  information  is Received by the  Company.  The
Company will effect Systematic Withdrawals of Separate Account Contract Value on
the basis of Accumulation  Unit Value  determined as of the end of the Valuation
Period in which such Withdrawal is scheduled.

PAYMENT OF WITHDRAWAL BENEFITS

The  Company  reserves  the right to  suspend a Transfer  or delay  payment of a
Withdrawal from the Separate Account for any period:

1.  when the New York Stock Exchange is closed; or

2.  when trading on the New York Stock Exchange is restricted; or

3.  when an emrgency  exists as a result of which:  (a)  disposal of  securities held in the Separate Account is not reasonably practicable; or (b) it is not reasonably  practicable  to  fairly  value the net  assets  of the  Separate
    Account; or

4.  during any other  period when the  Securitie  and  Exchange  Commission,  by order, so permits to protect owners of securities.

Rules and  regulations of the Securities and Exchange  Commission will govern as to whether the conditions set forth above exist.

The Company further reserves the right to delay payment of a Withdrawal from the
Fixed Account for up to six months as required by most states.  The Company will notify you if there will be a delay.

--------------------------------------------------------------------------------
DEATH BENEFIT PROVISIONS
--------------------------------------------------------------------------------

DEATH BENEFIT

If any Owner dies prior to the Annuity  Start Date, a Death Benefit will be paid to the Designated Beneficiary when due Proof of Death and instructions regarding payment are Received by the Company.  If an Owner is a Nonnatural  Person,  then the Death Benefit will be paid in the event of the death of the Annuitant or any joint Owner that is a natural  person prior to the Annuity Start Date.  Further, if an Owner is a Nonnatural  Person, the amount of the death benefit is based on the age of the  Annuitant  or any joint  Owner  that is a natural  person on the
Issue Date.

If the age of each Owner was 75 or younger on the Issue Date,  the Death Benefit will be the greatest of: (1) the sum of all Purchase Payments,  less any Premium
Taxes due or paid by the Company  and less the sum of all  partial  Withdrawals;
(2) the Contract Value on the date due Proof of Death and instructions regarding payment are Received by the Company,  less any Premium  Taxes due or paid by the
Company; or (3) the Stepped-Up Death Benefit described below.

The Stepped-Up Death Benefit is:

1.  the largest Death Benefit on any Contract  Anniversary that is both an exact multiple of four and occurs prior to the oldest Owner reaching age 76; plus

2.  any  Purchase   Payments  received  since  the  applicable  fourth  Contract
    Anniversary; less

3.  any reductions  caused by Withdrawals  since the applicable  fourth Contract
    Anniversary; less

4.  any Premium Taxes due or paid by the Company.

If the age of any  Owner on the Issue  Date was 76 or older,  or if due proof of death  (regardless  of the age of any Owner on the Issue Date) and  instructions regarding  payment are not Received by the Company within six months of the date of the Owner's  death,  the Death Benefit will be: (1) the Contract  Value as of the end of the Valuation Period during which due Proof of Death and instructions regarding payment are Received by the Company; less (2) any Premium Taxes due or paid by the Company.

If a lump sum payment is requested,  the payment will be made in accordance with any laws and  regulations  that  govern  the  payment  of  Death  Benefits.  The
Designated  Beneficiary  may elect to receive  the Death  Benefit in the form of annuity payments under one of the Annuity  Options,  subject to any requirements under applicable law.

PROOF OF DEATH

Any of the following will serve as Proof of Death.

1. certified copy of the death certificate

2. certified  decree of a court of competent  jurisdiction  as to the finding of death.

3. written statement by a medical doctor who attended the deceased Owner; or

4. any proof accepted by the Company.

DISTRIBUTION RULES

The entire Death  Benefit  with any interest  shall be paid within 5 years after the  death of any  Owner,  except  as  provided  below.  In the  event  that the
Designated  Beneficiary  elects an  Annuity  Option,  the length of time for the payment period may be longer than 5 years if: (1) the Designated  Beneficiary is a natural  person;  (2) the Death  Benefit is paid out under  Annuity  Options 1 through 8; (3)  payments are made over a period that does not exceed the life or life expectancy of the Designated  Beneficiary;  and (4) Annuity  Payments begin within one year of the death of the Owner. If the deceased Owner's spouse is the sole  Designated  Beneficiary,  the  spouse  shall  become the sole Owner of the
Contract.  He or she may  elect to:  (1) keep the  Contract  in force  until the sooner of the spouse's death or the Annuity Start Date; or (2) receive the Death
Benefit.

If any Owner dies after the Annuity Start Date,  Annuity Payments shall continue to be paid at least as rapidly  as under the method of payment  being used as of the date of the  Owner's  death.

If the Owner is a  Nonnatural  Person,  the  distribution  rules set forth above apply in the event of the death of, or a change in, the Annuitant. This Contract is deemed to incorporate any provision of Section 72(s) of the Internal  Revenue
Code of 1986, as amended (the "Code"), or any successor provision. This Contract is also deemed to incorporate any other  provision of the Code deemed  necessary by the Company,  in its sole  judgment,  to qualify this Contract as an annuity.
The application of the  distribution  rules will be made in accordance with Code section 72(s), or any successor provision,  as interpreted by the Company in its sole judgment.

The  foregoing  distribution  rules do not apply to a  Contract  which  is:  (1)
provided  under a plan described in Code section  401(a);  (2) described in Code section  403(b);  (3) an  individual  retirement  annuity or  provided  under an individual  retirement account or annuity; or (4) otherwise exempt from the Code section 72(s) distribution rules.

--------------------------------------------------------------------------------
ANNUITY PAYMENT PROVISIONS
--------------------------------------------------------------------------------

ANNUITY START DATE

The Owner may choose the  Annuity  Start  Date at the time of  application.  The
Annuity  Start Date may not be prior to the third  Contract  Anniversary.  If no
Annuity Start Date is chosen,  the Company will use the later of: (1) the oldest
Annuitant's  seventieth  birthday;  or (2) the tenth Contract  Anniversary.  The
Annuity  Start  Date  must  be  prior  to the  oldest  Annuitant's  ninety-fifth birthday.

The  Annuity  Start  Date is the  date  the  first  payment  will be made to the
Annuitant under one of the Annuity Options.

CHANGE OF ANNUITY START DATE

The Owner may change the Annuity  Start Date subject to approval by the Company.
A request for the change must be made in writing.  The written  request  must be
Received by the Company at least 30 days prior to the new Annuity Start Date and
30 days prior to the previous Annuity Start Date.

ANNUITY START AMOUNT

The Annuity Start Amount is applied to one or more of the Annuity Options listed on page 18. The Annuity  Start Amount is: (1) the Contract  Value on the Annuity
Start  Date;  less (2) any  Premium  Taxes due or paid by the  Company;  and (3)
Withdrawal  Charges,  if  applicable.  Unless  otherwise  directed by the Owner,
Annuity Start Amount  derived from Fixed Account  Contract Value will be applied to purchase a Fixed Annuity Option;  that derived from Separate Account Contract
Value will be applied to purchase a Variable Annuity Option.

WITHDRAWAL CHARGES

Withdrawal  Charges are not applied to: (1) Annuity  payments made under Annuity
Options  1-4,  7 and 8; or (2) those  made  under  Annuity  Options 5 and 6 that provide for payments over a period of at least 5 years.  Withdrawal  Charges are applied to annuity  payments  under  Annuity  Options 5 and 6 that  provide  for payments over a period of less than 5 years. Any Withdrawal  Charges are applied on the  Annuity  Start Date to that  portion of Contract  Value that  represents
Purchase Payments. See "Withdrawal Provisions" on pages 12-14.

ANNUITY TABLES

Annuity Tables A through C show the guaranteed minimum amount of monthly Annuity
Payment per $1,000 of Annuity  Start  Amount for Annuity  Options 1 through 4, 7 and 8 that applies to the first Variable Annuity Payment and to each payment for
Fixed Annuity Payments. The amount of each Annuity Payment for Annuity Options 1 through 4 and 8 will depend on the  Annuitant's sex and age on the Annuity Start
Date.

Tables A and B assume 1900 as the year of birth of the annuitant.  To use Tables
A and for an  Annuitant  born  after  1900,  the  actual  age is  reduced by 0.1
(one-tenth)  of a year for each  year the  year of birth  exceeds  1900.  For an annuitant with a birth year prior to 1900, the actual age is increased in a like manner.  The actual age (in completed  months) reduced or increased  becomes the
"adjusted age of the  Annuitant."  The  guaranteed  payout rate is then found by interpolating  the  Annuitant's  adjusted age between the ages shown in Tables A and B.  Tables A and B are based on the 1983  Table "A"  mortality  table and an interest  rate of 3.5% per year.  On request the Company will furnish the amount of monthly Annuity Payment per $1,000 applied for any ages not shown.

For Annuity Options 5 through 7, annuity rates based on age and sex are not used to calculate annuity payments. Annuity Payments for Options 5 and 6 are computed without reference to the Annuity Tables.

ANNUITY PAYMENTS

The Annuity  Option is shown on page 3. The Owner may choose any form of Annuity
Option that is allowed by the Company. The Owner may choose an Annuity Option by written  request.  This request must be Received by the Company at least 30 days prior to the Annuity Start Date.  Several Annuity Options are listed on page 18.
No Annuity  Option can be selected  that  requires the Company to make  periodic payments  of less than  $100.00.  If no  Annuity  Option is chosen  prior to the
Annuity Start Date,  the Company will use Life with 10-Year Fixed Period Option.
Each Annuity Option allows for making Annuity Payments  annually,  semiannually, quarterly or monthly.

CHANGE OF ANNUITY OPTION

Prior to the Annuity Start Date, the Owner may change the Annuity Option chosen.
The Owner must  request the change in writing.  This request must be Received by the Company at least 30 days prior to the Annuity Start Date.

FIXED ANNUITY PAYMENTS

With respect to Fixed Annuity Payments,  the amounts shown on the Tables are the guaranteed  minimum for each Annuity  Payment for Annuity Options 1 through 4, 7 and 8.

VARIABLE ANNUITY PAYMENTS

With respect to Variable Annuity Payments, the amount shown on the Tables is the guaranteed minimum first Annuity Payment,  based on the assumed interest rate of
3.5% for  Annuity  Options 1  through  4, 7 and 8. The  amount  of each  Annuity
Payment after the first for these options is computed by means of Annuity Units.

ANNUITY UNITS

The number of Annuity  Units is found by dividing the first  Annuity  Payment by the Annuity Unit Value for the selected  Subaccount  on the Annuity  Start Date.
The number of Annuity Units for the Subaccount then remains  constant,  unless a
Transfer of Annuity Units is made. After the first Annuity  Payment,  the dollar amount of each  subsequent  Annuity  Payment  is equal to the  number of Annuity
Units times the  Annuity  Unit Value for the  Subaccount  on the due date of the
Annuity Payment.

The Annuity Unit Value for each  Subaccount was first set at $1.00.  The Annuity
Unit  Value for any  subsequent  Valuation  Date is equal to (a) times (b) times
(c), where:

(a) is the Annuity Unit Value on the immediately preceding Valuation Date;

(b) is the Net Investment Factor for the Valuation Date;

(c) is a daily  factor used to adjust for an assumed  interest  rate of 3.5% per year used to determine the Annuity  Payment  amounts.  The assumed  interest rate is reflected in the Annuity Tables.

NET INVESTMENT FACTOR

The Net  Investment  Factor for any  Subaccount  as of the end of any  Valuation
Period is determined by dividing (1) by (2) and subtracting (3) from the result, where:

1. is equal to:

   a. the net asset value per share of the mutual  fund held in the  Subaccount, found as of the end of the current Valuation Period; plus

   b. the per share amount of any dividend or capital gain distributions paid by the  Subaccount's  underlying  mutual fund that is not included in the net asset value per share; plus or minus

   c. a per share charge or credit for any taxes reserved for, which the Company deems to have resulted  from the operation of the Separate  Account or the
      Subaccounts;  the  operations of the Company with respect to the Contract;
      or the payment of premium or acquisition costs under the Contract.

2. is the net asset value per share of the Subaccount's  underlying  mutual fund as of the end of the prior Valuation Period.

3. is a daily factor representing the Mortality and Expense Risk Charge which is deducted from the Separate Account.

Underlying  mutual  funds may  declare  dividends  on a daily basis and pay such dividends  once a  month.  The Net  Investment  Factor  allows  for the  monthly reinvestment of these daily dividends.  As described above, the gains and losses from each  Subaccount  are credited or charged  against the  Subaccount  without regard to the gains or losses in the Company or other Subaccounts.

ALTERNATE ANNUITY OPTION RATES

The  Company  may,  at the time of  election  of an Annuity  Option,  offer more favorable rates in lieu of the guaranteed rates shown in the Annuity Tables.

ANNUITY OPTIONS

OPTION 1

LIFE OPTION: This option provides payments for the life of the Annuitant.  Table
A shows some of the guaranteed rates for this option.

OPTION 2

LIFE WITH FIXED PERIOD OPTION: This option provides payments for the life of the
Annuitant. A fixed period of 5, 10, 15 or 20 years may be chosen.  Payments will be made to the end of this period even if the Annuitant dies prior to the end of the period.  If the Annuitant dies before  receiving all the payments during the fixed period, the remaining payments will be made to the Designated Beneficiary.
Table A shows some of the guaranteed rates for this option.

OPTION 3

LIFE WITH INSTALLMENT OR UNIT REFUND OPTION:  This option provides  payments for the life of the  Annuitant,  with a period  certain  determined  by dividing the
Annuity  Start  Amount by the  amount of the first  payment.  A fixed  number of payments will be made even if the Annuitant  dies. If the Annuitant  dies before receiving the fixed number of payments,  any remaining  payments will be made to the Designated Beneficiary.  Table A shows some of the guaranteed rates for this option.

OPTION 4

JOINT AND LAST SURVIVOR OPTION:  This option provides  payments for the life of the  Annuitant and Joint  Annuitant.  Payments will be made as long as either is living. Table B shows some of the guaranteed rates for this option.

OPTION 5

FIXED PERIOD OPTION:  This option provides  payments for a fixed number of years between 5 and 20. If the Contract Value is held in the Fixed  Account,  then the amount of the payments  will vary as a result of the interest  rate (as adjusted periodically)  credited on the Fixed  Account.  This rate is guaranteed to be no less than the Guaranteed  Rate shown on page 3. If the Contract Value is held in the Separate  Account,  then the amount of the payments will vary as a result of the investment  performance of the Subaccounts chosen. If all the Annuitants die before  receiving the fixed number of payments,  any remaining  payments will be made to the Designated Beneficiary.

OPTION 6

FIXED PAYMENT OPTION:  This option provides a fixed payment amount.  This amount is paid until the amount applied, including daily interest adjustments, is paid.
If the Contract Value is held in the Fixed Account,  then the number of payments will vary as a result of the interest rate (as adjusted  periodically)  credited on the Fixed Account.  This rate is guaranteed to be no less than the Guaranteed
Rate shown on page 3. If the  Contract  Value is held in the  Separate  Account, then the number of payments will vary as a result of the investment  performance of the Subaccounts  chosen.  If all the Annuitants die before  receiving all the payments, any remaining payments will be made to the Designated Beneficiary.

OPTION 7

PERIOD CERTAIN OPTION:  This option  provides  payments for a fixed period of 5,
10, 15 or 20 years.  Payments will be made until the end of this period.  If the
Annuitant  dies prior to the end of the period,  the remaining  payments will be made to the Designated  Beneficiary.  Table C shows some of the guaranteed rates for this option.

OPTION 8

JOINT AND CONTINGENT SURVIVOR OPTION: This option provides payments for the life of the primary Annuitant. Payments will be made to the primary Annuitant as long as he or she is living.  Upon the death of the primary Annuitant,  payments will be made to the  contingent  Annuitant  as  long as he or she is  living.  If the contingent  Annuitant is not living upon the death of the primary Annuitant,  no payments  will be made to the  contingent  Annuitant.  Table B shows some of the guaranteed rates for this option.

                                 ANNUITY TABLES
--------------------------------------------------------------------------------
                                    TABLE A
                     SETTLEMENT OPTIONS ONE, TWO, AND THREE
       MINIMUM INITIAL MONTHLY INSTALLMENTS PER $1,000 OF AMOUNT APPLIED

                                     Option Two
  Adjusted      Option One      Life with Fixed Period          Option Three
    Age            Life        5       10      15      20           Unit
of Annuitant       Only      Years   Years   Years   Years         Refund
--------------------------------------------------------------------------------
   MALE
    55             4.99       4.97    4.91    4.80    4.66          4.73
    56             5.09       5.07    5.00    4.88    4.72          4.81
    57             5.20       5.17    5.10    4.97    4.78          4.90
    58             5.32       5.29    5.20    5.05    4.85          4.99
    59             5.44       5.41    5.31    5.14    4.91          5.08

    60             5.57       5.53    5.42    5.23    4.97          5.18
    61             5.71       5.67    5.54    5.33    5.04          5.29
    62             5.86       5.81    5.67    5.42    5.10          5.40
    63             6.02       5.97    5.80    5.52    5.16          5.51
    64             6.20       6.13    5.94    5.62    5.22          5.63

    65             6.38       6.31    6.08    5.72    5.28          5.76
    66             6.58       6.49    6.23    5.82    5.33          5.90
    67             6.79       6.69    6.38    5.92    5.38          6.04
    68             7.02       6.90    6.54    6.02    5.43          6.19
    69             7.26       7.12    6.71    6.12    5.48          6.35

    70             7.52       7.35    6.87    6.21    5.52          6.52
    71             7.80       7.60    7.05    6.30    5.55          6.69
    72             8.09       7.86    7.22    6.39    5.59          6.88
    73             8.41       8.13    7.40    6.47    5.62          7.07
    74             8.75       8.42    7.57    6.55    5.64          7.27

    75             9.12       8.72    7.75    6.62    5.66          7.49

  FEMALE
    55             4.54       4.53    4.51    4.46    4.38          4.40
    56             4.62       4.61    4.58    4.53    4.44          4.47
    57             4.71       4.70    4.66    4.60    4.51          4.54
    58             4.80       4.79    4.75    4.68    4.57          4.62
    59             4.90       4.88    4.84    4.76    4.64          4.70

    60             5.00       4.99    4.93    4.84    4.70          4.78
    61             5.11       5.09    5.03    4.93    4.77          4.87
    62             5.23       5.21    5.14    5.02    4.84          4.96
    63             5.36       5.33    5.25    5.12    4.91          5.06
    64             5.49       5.46    5.37    5.21    4.98          5.17

    65             5.64       5.60    5.50    5.31    5.05          5.28
    66             5.79       5.75    5.63    5.42    5.12          5.39
    67             5.95       5.91    5.77    5.53    5.19          5.52
    68             6.13       6.08    5.91    5.63    5.25          5.65
    69             6.32       6.26    6.07    5.74    5.32          5.79

    70             6.53       6.46    6.23    5.86    5.37          5.94
    71             6.75       6.67    6.40    5.97    5.43          6.09
    72             6.99       6.89    6.58    6.08    5.48          6.26
    73             7.26       7.13    6.76    6.18    5.52          6.44
    74             7.54       7.39    6.95    6.29    5.57          6.63

    75             7.85       7.67    7.14    6.39    5.60          6.83

Values  not  shown  will be  provided  upon  request.  Annual,  semiannual,  or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

--------------------------------------------------------------------------------
                                    TABLE B
                       SETTLEMENT OPTIONS FOUR AND EIGHT
        MINIMUM INITIAL MONTHLY INSTALLMENT PER $1,000 OF AMOUNT APPLIED

   Adjusted Age of                  Adjusted Age of Male Annuitant
  Female Annuitant        55        60        62        65        70       75
--------------------------------------------------------------------------------
        55               4.16      4.27      4.30      4.35      4.42     4.47
        60               4.34      4.51      4.57      4.66      4.78     4.86
        62               4.41      4.61      4.68      4.79      4.94     5.04
        65               4.51      4.76      4.85      4.99      5.20     5.35
        70               4.66      4.99      5.13      5.34      5.67     5.95
        75               4.78      5.19      5.37      5.66      6.16     6.63

Values  not  shown  will be  provided  upon  request.  Annual,  semiannual,  or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

--------------------------------------------------------------------------------
                                    TABLE C
                            SETTLEMENT OPTION SEVEN
        MINIMUM INITIAL MONTHLY INSTALLMENT PER $1,000 OF AMOUNT APPLIED

                                 PERIOD CERTAIN

    5 YEARS              10 YEARS              15 YEARS             20 YEARS
--------------------------------------------------------------------------------
     18.11                 9.83                  7.1                  5.75

Values  not  shown  will be  provided  upon  request.  Annual,  semiannual,  or quarterly installments can be determined by multiplying the monthly installments by 11.812853, 5.9572227, and 2.9914196 respectively.

                     A BRIEF DESCRIPTION OF THIS CONTRACT

This is a FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY CONTRACT.

*  Purchase  Payments may be made until the earlier of the Annuity Start Date or termination of the Contract.

*  A Death Benefit may be paid prior to the Annuity Start Date  according to the
   Contract provisions.

*  Annuity  Payments  begin on the  Annuity  Start  Date  using  the  method  as specified in this Contract.

* This Contract is Participating.

ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,  WHEN BASED ON THE INVESTMENT
EXPERIENCE OF THE SEPARATE ACCOUNT, ARE VARIABLE AND MAY INCREASE OR DECREASE IN
ACCORDANCE WITH THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.  THERE ARE NO
GUARANTEED  MINIMUM  PAYMENTS OR CASH VALUES.  (SEE "CONTRACT  VALUE AND EXPENSE
PROVISIONS" AND "ANNUITY PAYMENT PROVISIONS" FOR DETAILS.)

                                  [SBL LOGO]
                    SECURITY BENEFIT LIFE INSURANCE COMPANY
              A Member of The Security Benefit Group of Companies
                 700 SW Harrison Street, Topeka, KS 66636-0001
                                 1-800-888-2461